BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

BROADRIDGE
FINANCIAL SOLUTIONS, INC. **
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

POLYMET MINING CORP.

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Special Meeting to be held on **at** **PST**

Make your vote count.

Vote must be received by *to be counted.*

→ **1472 0797 1133 0441**

Visit www.ProxyVote.com

Call 1-800-454-8683

Return this form in the enclosed postage-paid envelope.

Attend and vote at the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will not vote your shares.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

X

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

POLYMET MINING CORP.

Please check this box if you plan to attend the Meeting and vote your shares in person. ☐

The Board recommends you vote FOR the following proposal(s):1

	For	Against	Abstain
1. To consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the "Circular"), to approve an arrangement pursuant to Part 9, Division 5 of the Business Corporations Act (British Columbia) involving the Company and Glencore AG, the whole as described in the Circular.	☐	☐	☐

NOTE By signing this form and selecting "For" in respect of the above resolution, or by leaving your selection unmarked, your shares will be voted as recommended by Management on such other business as may properly come before the meeting or any adjournment or postponement thereof.

11

Signature [PLEASE SIGN WITHIN BOX] Date

1472 0797 1133 0441 **123,456,789,012.00000**

731916409 *******ACCOUNT** **S73083-01S GS2**

0001550629_1 R1.0.0.6 U49511